UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 22, 2017

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 22, 2017, Gary D. Cohn, former President and Chief Operating Officer of The Goldman Sachs Group, Inc. (the Registrant1), received guidance from the White House Office of General Counsel, in coordination with the U.S. Office of Government Ethics (Ethics Guidance), in connection with his appointment as Director of the National Economic Council (NEC). The Ethics Guidance addressed certain actions that needed to be taken for Mr. Cohn to sever his financial interests relating to Goldman Sachs, consistent with the requirements of applicable U.S. federal ethics laws and in order for Mr. Cohn to fulfill the full range of his duties as Director of the NEC.

The Compensation Committee of the Board of Directors of the Registrant (the Compensation Committee) discussed the matters described below at its December 2016 and January 2017 meetings. After it was confirmed that the Ethics Guidance was consistent with the approach previously discussed and preliminarily agreed by the Compensation Committee, a special committee comprised of members of the Compensation Committee (the Special Committee) met on January 22, 2017 to act on these matters in order to permit Mr. Cohn to commence employment in the U.S. government.

The actions taken by the Special Committee in connection with the Ethics Guidance are described in further detail below, in addition to a summary of the Compensation Committee’s earlier determinations regarding Mr. Cohn’s 2016 year-end compensation.

2016 Year-End Compensation

•

Mr. Cohn received total 2016 compensation of $20 million, which was down approximately 5% compared to his total 2015 compensation of $21 million. This was comprised of year-end variable compensation of $18.15 million and base salary of $1.85 million.

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Consistent with the Registrant’s longstanding practice of paying a significant portion of our senior executives’ year-end variable compensation in the form of equity-based awards, 70% of this year-end variable compensation was paid in the form of restricted stock units (RSUs), resulting in a grant to Mr. Cohn of 54,903 RSUs based on the closing price of the Registrant’s common stock on January 19, 2017. The remainder was paid in cash.

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Given that Mr. Cohn served as our President and COO for all of 2016 and continued to exhibit outstanding leadership throughout that time, the Committee believed it was appropriate to compensate Mr. Cohn for a full year of service to the firm.

[1]	The terms “the Registrant,” “Goldman Sachs,” “the firm,” “we” and “our” in this Form 8-K refer to The Goldman Sachs Group, Inc. and its consolidated subsidiaries.

Treatment of Certain Outstanding Equity Awards

•	In order to avoid a potential conflict of interest, the Ethics Guidance confirmed that U.S. federal ethics laws require Mr. Cohn to divest his holdings of the Registrant’s stock.

•

In addition to the RSUs granted to Mr. Cohn for his 2016 year-end compensation described above, Mr. Cohn held 96,572 RSUs and an additional 99,909 shares of our Common Stock relating to prior years’ compensation that remained subject to transfer restrictions (Shares at Risk).

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All of these RSUs and Shares at Risk, including those granted to Mr. Cohn for his 2016 year-end compensation, were fully vested. The RSUs were scheduled to be delivered to Mr. Cohn at various dates ranging from January 2017 to January 2020, and the transfer restrictions were scheduled to be released on dates ranging from January 2017 to January 2022.

•

Pursuant to the standard terms of the Registrant’s equity plan, all of Mr. Cohn’s RSUs and Shares at Risk were subject to a “Conflicted Employment” provision that permitted the automatic delivery of the awards and the release of applicable transfer restrictions if the recipient accepted employment in the U.S. government.

•	Consistent with these terms, it was determined that Mr. Cohn’s position as Director of the NEC constituted “Conflicted Employment.”

•

Accordingly, on January 23, 2017, Mr. Cohn received delivery of the shares of our Common Stock underlying all of his outstanding RSUs (less shares withheld for applicable taxes) and the transfer restrictions were released on all Shares at Risk. This permitted Mr. Cohn to divest himself from these interests, as well as his other freely transferable shares of our Common Stock that he owned outright.

Treatment of Outstanding LTIP and PSU Awards

•	At the time of his departure, Mr. Cohn held:

¡	Historical performance-based cash awards under the Registrant’s Long-Term Performance Incentive Plan granted each year from January 2011 through January 2016 (LTIP Awards); and

¡	Historical performance-based restricted stock units awarded as part of 2014 and 2015 year-end compensation (PSUs).

•	The Ethics Guidance confirmed that U.S. federal ethics laws did not permit Mr. Cohn to continue to hold the LTIP Awards or PSUs once he commenced employment as Director of the NEC.

•

Mr. Cohn was fully vested in these awards and, in the event that he had simply retired from the firm, the awards would have remained outstanding and would have been paid in due course following the completion of the applicable performance period.

•

In order to avoid any actual or perceived conflict of interest, and given his longstanding leadership position at the firm, his history of outstanding contributions to the firm’s business and culture and his commitment to maintaining strong client relationships, the Special Committee amended the LTIP Awards and PSUs to shorten the performance period to end on December 31, 2016 and to settle the awards on January 23, 2017. A total number of 76,394 PSUs were earned and settled based on the closing price of the Registrant’s common stock on January 20, 2017.

•	In that connection, Mr. Cohn received a cash payment of approximately $47 million in respect of his LTIP Awards and approximately $18 million in respect of his PSUs.

Other Arrangements

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The Ethics Guidance also confirmed that U.S. federal ethics laws require Mr. Cohn to divest from his participation in the firm’s legacy non-qualified deferred compensation plan, which could otherwise be perceived to present a conflict of interest in his new role.

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Similarly, the Ethics Guidance confirmed that U.S. federal ethics laws require Mr. Cohn to divest his investments in certain private equity and hedge funds managed by the firm. Certain of these interests were redeemed in accordance with the funds’ standard redemption provisions. Certain other interests will be purchased by the Registrant, with the purchase price determined based on their net asset values as of December 31, 2016, but reflecting a discount due to the relative illiquidity of certain of these investments, among other factors.

•	Further details regarding these divestments will be provided in the Proxy Statement for the Registrant’s 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: January 24, 2017	By:	/s/ Gregory K. Palm
Name: Gregory K. Palm
Title: Executive Vice President and General Counsel